Exhibit 99.1

March 2012

Financial Disclosures Excerpted from Confidential Information Memorandum

The Evaluation Material may include certain forward looking statements and projections provided by United Surgical Partners International, Inc. (“Borrower”). Any such statements and projections reflect various estimates and assumptions by Borrower concerning anticipated results. No representations or warranties are made by Borrower or any of its affiliates as to the accuracy of any such statements or projections. Whether or not any such forward looking statements or projections are in fact achieved will depend upon future events some of which are not within the control of Borrower. Accordingly, actual results may vary from the projected results and such variations may be material. Statements contained herein describing documents and agreements are summaries only and such summaries are qualified in their entirety by reference to such documents and agreements.

U.S. historical income statement

($)	Year ended December 31, 2011	Year ended December 31 2010	Year ended December 31 2009	Year ended December 31 2008	Year ended December 31 2007
Revenues:
Net patient service revenues	$418,154,971	$402,048,714	$418,802,249	$432,317,982	$449,561,783
Management and administrative services revenue	72,112,755	64,838,013	58,326,234	53,026,905	48,054,136
Other income	8,910,444	7,062,277	11,249,952	7,721,319	5,146,685
Total revenues	499,178,170	473,949,003	488,378,435	493,066,206	502,762,604
Equity in earnings (loss) of unconsolidated affiliates	83,136,885	69,915,851	61,771,247	47,042,162	33,772,625
Operating expenses:
Salaries, benefits and other employee costs	125,142,719	118,837,808	122,371,443	128,633,763	128,674,918
Medical services and supplies	76,721,035	75,340,487	78,332,677	83,387,603	81,339,924
Other operating expenses	79,706,534	84,025,665	74,244,274	84,707,960	84,835,781
General and administrative expenses	38,028,033	33,762,272	34,816,767	36,430,954	62,661,424
Provision for doubtful accounts	9,409,385	8,417,412	8,614,025	6,999,784	10,320,248
Losses on deconsolidations, disposals and impairments	(1,528,777)	6,378,004	29,162,304	1,827,135	(404,550)
Depreciation and amortization	21,177,017	22,492,896	24,432,353	25,479,745	27,029,729
Total operating expenses	348,655,946	349,254,544	371,973,844	367,466,944	394,457,474
Operating income (loss)	233,659,109	194,610,310	178,175,837	172,641,424	142,077,754
Interest income	516,385	741,687	1,729,113	3,236,495	4,141,832
Interest expense	(63,537,769)	(66,886,013)	(67,769,507)	(79,701,252)	(70,957,914)
Gain (loss) on early retirement of debt	0	0	585,950	0	(2,435,411)
Other	(72,703)	707,932	(213,560)	32,279	6,659
Total other expense, net	(63,094,087)	(65,436,395)	(65,668,005)	(76,432,478)	(69,244,833)
Income (loss) from continuing operations before income taxes	170,565,022	129,173,915	112,507,833	96,208,945	72,832,921
Income tax (expense) benefit	(53,120,123)	(29,257,460)	5,455,267	(17,215,096)	(14,270,165)
Net income (loss) from continuing operations	117,444,899	99,916,455	117,963,100	78,993,849	58,562,756
Discontinued operations, net of taxes:
Income from discontinued operations	9,657	(220,726)	1,452,848	(554,363)	(506,399)
Net gain/(loss) on disposal of discontinued operations	(528,763)	(6,781,759)	0	(624,295)	(2,425,847)
Total earnings from discontinued operations	(519,106)	(7,002,485)	1,452,848	(1,178,658)	(2,932,246)
Net income (loss)	116,925,794	92,913,970	119,415,948	77,815,191	55,630,510
Less: Net income attributable to noncontrolling interest	(69,782,950)	(60,266,392)	(63,669,885)	(55,088,313)	(63,685,256)
Net income attributable to the Company	47,142,843	32,647,578	55,746,063	22,726,878	(8,054,745)
EBITDA	253,307,350	223,481,209	231,770,495	199,948,304	168,702,933
EBITDA less noncontrolling interest add backs per 10K	183,524,399	163,214,817	168,100,610	144,859,991	105,017,677
Deal costs LBO					25,400,000
Deal costs HMP/other		3,300,000
Deal costs Titan	2,661,000
Denovo start ups	4,000,000
Settlement		6,000,000
Investment impairment		3,700,000
WCAS management fee	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Equity Compensation	1,237,000	2,168,000	1,951,000	2,297,000	5,100,000
EBITDA less noncontrolling interest (adjusted)	193,422,399	180,382,817	172,051,610	149,156,991	137,517,677

U.S. historical balance sheet

USD (000s)	Year ended December 31, 2011
Assets
Cash and cash equivalents	40,884
Accounts receivable, net	40,919
Receivable from UK	32,785
Other receivables	9,642
Inventories	6,671
Deferred tax asset, net	14,949
Prepaids and other current assets	18,531

Total current assets	164,381

Property and equipment, net	111,173
Investment in affiliates	444,734
Goodwill	1,096,510
Intangible assets, net	326,902
Other assets	21,629

Total assets	2,165,329

Liabilities and equity
Accounts payable	13,104
Accrued salaries and benefits	23,846
Due to affiliates	139,628
Accrued interest	6,669
Current portion of long-term debt	13,608
Other accrued expenses	44,713
Deferred tax liability, net	—

Total current liabilities	241,568

Long-term debt, less current portion	999,980
Other long-term liabilities	26,235
Deferred tax liability, net	152,188

Total liabilities	1,419,971

Noncontrolling interests–redeemable	105,846
Redeemable preferred stock	—

Equity
Preferred stock	—
Common stock & paid-in capital	—
Deferred compensation	—
Receivable from sales of common stock	—
Treasury stock, at cost	—
Accumulated other comprehensive income	—
Retained earnings	—
Total Company stockholders’ equity	604,841
Noncontrolling interests—non-redeemable	34,671
Total equity	639,512

Total liabilities and equity	2,165,329